                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Limited Term California Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer Limited
Term California Municipal Fund, of our report dated September 14, 2006, included in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to our firm under the headings
"Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Registered Public Accounting
Firm" appearing in the Statement of Additional Information.

                              /s/ KPMG LLP

                              KPMG LLP

Denver, Colorado
October 20, 2006

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to the use of our  report  dated  August  30,  2005,  which is incorporated  by  reference,  in this  Registration  Statement  (Form  N-1A  No.
333-111230) of Oppenheimer Limited Term California Municipal Fund.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

New York, New York
October 18, 2006